Exhibit 10 (cxviii)

                                 AMENDMENT NO. 3

     AMENDMENT NO. 3 dated as of April 14, 1997 to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 11, 1990, amended and restated as of April 18, 1995, among HAMILTON BEACH/PROCTOR-SILEX, INC. (the "Company"), PROCTOR-SILEX CANADA INC. ("PSC"), PROCTOR-SILEX S.A. de C.V. ("PSM", and together with the Company and PSC, the "Obligors"), the BANKS signatory thereto and THE CHASE MANHATTAN BANK (successor by merger to The Chase Manhattan Bank (National Association)), as U.S. Agent (the "U.S. Agent"), and THE CHASE MANHATTAN BANK OF CANADA, as Canadian Agent (the "Canadian Agent") and together with the U.S. Agent, the "Agents").

                              W I T N E S S E T H:

     WHEREAS, the Obligors, the Banks and the Agents are parties to the Second Amended and Restated Credit Agreement referred to above as amended by Amendment No. 1 dated as of March 29, 1996 among the Obligors, the Banks and the Agents and as further amended by Amendment No. 2 dated as of October 4, 1996 among the Obligors, the Banks and the Agents (as further modified, supplemented and amended, the "Credit Agreement") pursuant to which the Banks have agreed to extend credit to the Borrowers (as defined in the Credit Agreement) as provided therein.

     WHEREAS, the Company has requested that the Banks and the Agents agree to amend the Credit Agreement to provide, among other things, for an extension of the Revolving Credit Commitment Termination Date and modifications to certain covenants.

     WHEREAS, the Banks and the Agents are agreeable to such amendments on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein its is hereby agreed as follows:

1.       Definitions.

     All terms defined in the Credit Agreement shall be used herein as defined in the Credit Agreement unless otherwise defined herein.

2.       Amendments to the Agreement.

     (a) Section 1.01 of the Credit Agreement is hereby amended by amending the following definitions as follows:

     "Majority Interest Party Loans" shall mean loans by the Company to any Majority Interest Party.

                   "Net Worth" shall mean, on any date of determination, the sum of the following for any Person and its Subsidiaries (if any) determined on a consolidated basis in accordance with GAAP at the last day of the fiscal quarter ending on, or nearest to, such date of determination: (i) the amount of share capital (less cost of treasury shares) plus (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit minus the amount of such deficit) minus (iii) any increase (without giving effect to any amortization) from and after the Amendment Effective Date in the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): the book value of all assets which would be treated as intangibles under GAAP, including, without limitation, good-will, trademarks, trade-names, copyrights, patents and unamortized debt discount and expense; minority interests in Subsidiaries; share capital discount and expense; any excess of cost over market value of investments; and any write-up in book value of assets resulting from a revaluation thereof subsequent to the Amendment Effective Date minus (iv) the aggregate unpaid principal amount of Majority Interest Party Loans.

                   "Restricted Payments" shall mean (a) dividends of the Company (in cash, property or obligations) on, or other payments or distributions on account of (whether made by the Company or any of the Subsidiaries), or the setting apart of money for a sinking or other analogous fund (whether made by the Company or any of the Subsidiaries) for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or any Subordinated Indebtedness of the Company, (b) payment of Subordinated Indebtedness or Management Fees by the Company and (c) the making by the Company of any Majority Interest Party Loan.

                  "Revolving Credit Termination Date" shall mean May 8, 2002.

                  (b)  Section 2.09 of the Credit Agreement is hereby deleted.

                  (c) Section 9.12 of the Credit Agreement is amended by adding the following at the end thereof:

                   "For purposes of clause (b) above the "aggregate amount" of Restricted Payments consisting of Majority Interest Party Loans made in any fiscal year of the Company shall equal the aggregate unpaid principal amount of such Majority Interest Party Loans made in such fiscal year and outstanding on the date of such Restricted Payment and after giving effect to such Restricted Payment."

                  (d) Section 9.15(viii) of the Credit Agreement is amended to read in its entirety as follows:

                   "(viii) in addition to the transactions permitted in clauses
           (i) through (vii) above (inclusive), subject to any other restriction or limitation set forth in, or the terms of, this Agreement or any Supplemental Agreement, the Company may enter into other transactions with Affiliates in any fiscal year of the Company so long as the aggregate amount of cash or other property received by Affiliates from the Company (excluding Majority Interest Party Loans) in such fiscal year does not exceed U.S.$500,000;"

                   (e) Section 9.15 of the Credit Agreement is amended by adding the following at the end thereof:

                   "and (x) the Company may make Majority Interest Party Loans permitted under Section 9.12 hereof."

                   (f) Section 9.17(f) of the Credit Agreement is amended to read in its entirety as follows:

                   "(f) Investments consisting Majority Interest Party Loans permitted under Section 9.12 hereof;"

3. Representations and Warranties. The Company represents and warrants to the Banks and the Agent that:

                   (a) the execution and delivery by the Obligors of this Amendment No. 3, and the performance by the Obligors of their obligations under the Credit Agreement as amended hereby, (i) have been duly authorized by all necessary corporate action of the Obligors, will not violate any provision of law, or any Obligor's charter or by-laws, or result in the breach of or constitute a default or require a consent, under any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any Obligor or any of its Property may be bound or affected, and (ii) each of this Amendment No. 3 and the Credit Agreement as amended hereby, constitutes the legal, valid and binding obligation of the Obligors, in each case enforceable against the Obligors in accordance with their respective terms;

                   (b) on and as of the date hereof (after giving effect to the amendments set forth in Section 2 hereof, (i) no Default has occurred and is continuing and (ii) the representations and warranties made by each Obligor in Section 8 of Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                   (c) on and as of the date hereof (after giving effect to the amendments set forth in Section 2 hereof, neither (i) any of the Property encumbered by any of the Mortgages or any of the Canadian Security Documents will be released from any provision of such Mortgage or such Canadian Security Document nor (ii) will any of such Mortgages or such Canadian Security Documents be invalidated or otherwise impaired; and

                   (d) on and as of the date hereof (after giving effect to the amendments set forth in Section 2 hereof, neither (i) any of Housewares Holding Company, Precis [521] Ltd., HB-PS Holding Company, Inc., NACCO Industries, Inc., Glen Dimplex or Glen Electric, Ltd. will be released from their obligations under their respective Supplemental Agreement or Supplemental Security Agreement nor (ii) will any Supplemental Agreement or Supplemental Security Agreement be invalidated or otherwise impaired, except as expressly contemplated by the Override Agreement with respect to Glen Dimplex.

It shall be an Event of Default for all purposes of the Credit Agreement, as amended hereby, if any representation, warranty or certification made by the Company in this Amendment No. 3, or in any other writing furnished to any Bank or the Agent pursuant to this Amendment No. 3, shall prove to have been false or misleading as of the time made or furnished in any material respect.

4. Conditions Precedent. This Amendment No. 3 shall become effective on the date (the "Effective Date") on which the Agent shall have received this Amendment No. 3, duly executed and delivered by each of the parties hereto.

5. Basic Documents Otherwise Unchanged. Except as herein provided, the Documents shall remain unchanged and in full force and effect, and each reference to the Credit Agreement in the Credit Agreement and the Notes shall be a reference to the Credit Agreement as amended hereby and as the same may be further amended, supplemented and otherwise modified from time to time.

6. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument, and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart.

7. Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Governing Law. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.


                  OBLIGORS


                  HAMILTON BEACH/PROCTOR-SILEX, INC.


                  By       /s/  James H. Taylor
                  Name:         James H. Taylor
                  Title:        VP-Treasurer


                  PROCTOR-SILEX CANADA INC.



                  By       /s/  James H. Taylor
                  Name:         James H. Taylor
                  Title:        Treasurer


                  By       /s/  Melissa G. Hartness
                  Name:         Melissa G. Hartness
                  Title:        Assistant Treasurer


                  PROCTOR-SILEX S.A. de C.V.



                  By       /s/  James H. Taylor
                  Name:         James H. Taylor
                  Title:        Sole Administrator

                  BANKS

                  THE CHASE MANHATTAN BANK



                  By       /s/  Timothy J. Storms
                  Name:         Timothy J. Storms
                  Title:        Managing Director





                  THE CHASE MANHATTAN BANK OF CANADA



                  By       /s/  Christine Chan         Arun K. Bery
                  Name:         Christine Chan         Arun K. Bery
                  Title:        Vice President         Vice President


                  THE FIRST NATIONAL BANK OF CHICAGO



                  By       /s/  Gary C. Wilson
                  Name:         Gary C. Wilson
                  Title:        First Vice President


                  THE BANK OF NOVA SCOTIA



                  By       /s/  F. C. H. Ashby
                  Name:         F. C. H. Ashby
                  Title:        Senior Manager Loan Operation

                  ISTITUTO BANCARIO SAN PAOLO DI
                    TORINO SPA


                  By       /s/  Robert Wurster         Carlo Persico
                  Name:         Robert Wurster         Carlo Persico
                  Title:        FVP                    Deputy General Manager

                  CAISSE NATIONALE DE CREDIT AGRICOLE


                  By       /s/  David Bouhl
                  Name:         David Bouhl
                  Title:        F.V.P., Head of Corporate Banking, Chicago


                  CRESTAR BANK



                  By       /s/  Christopher B. Werner
                  Name:         Christopher B. Werner
                  Title:        Vice President


                  KEY BANK



                  By       /s/  Marianne T. Meil
                  Name:         Marianne T. Meil
                  Title:        Vice President

                  AGENTS

                  THE CHASE MANHATTAN BANK
                    as U.S. Agent


                  By       /s/  Timothy J. Storms
                  Name:         Timothy J. Storms
                  Title:        Managing Director


                  THE CHASE MANHATTAN BANK
                    OF CANADA, as Canadian Agent


                  By       /s/  Christine Chan         Arun K. Bery
                  Name:         Christine Chan         Arun K. Bery
                  Title:        Vice President         Vice President